Exhibit 10(oo)


                            [On SunTrust Letterhead]





                                October 24, 2002



VIA FEDERAL EXPRESS

Kim D. Thorpe
Executive Vice President
FPIC Insurance Group, Inc.
225 Water Street, Suite 1400
Jacksonville, FL  32202

              Re:         Requested Forbearance of Covenant Violation

Dear Mr. Thorpe:

            Pursuant to the terms and conditions of Section 5.12 of that certain Revolving Credit and Term Loan Agreement, dated as of August 31, 2001, by and among FPIC INSURANCE GROUP, INC., a Florida corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent") and in its capacity as Collateral Agent for the Lenders (the "Collateral Agent"), as amended by that certain Amendment No. 1 to Revolving Credit and Term Loan Agreement, dated as of March 25, 2002 (as amended, the "Loan Agreement"; capitalized terms used herein and not defined herein shall have the meanings given to such terms in said Loan Agreement), the Borrower is required to "... cause First Professionals at all times to be rated "A-" or higher, itself or as part of an insurance company group so rated by A.M. Best Company" ("Best"). As of the date hereof, we understand the Borrower will not be in compliance with this covenant due to Best's change in the Borrower's rating from "A-" to "B++" and, as a result, you have requested that the Administrative Agent and the Lenders forbear enforcement of this covenant violation until November 23, 2002.

            In response, the Administrative Agent and the Lenders will agree to forbear enforcement of the foregoing covenant violation until November 23, 2002; provided that the Borrower and each of the Guarantors accept the terms and conditions hereof (such acceptance to be evidenced by their execution of this letter agreement in the spaces provided below for such purpose) and, in consideration of said forbearance to be granted by the Administrative Agent and the Lenders, agree as follows:

                        1. No later than November 14, 2002, the Borrower shall
            make a mandatory prepayment of the outstanding principal balance of the Term Loan in the amount of $2,000,000.00 or, alternatively, shall pledge to the Collateral Agent not less than $2,000,000.00 in cash collateral, in form and substance acceptable to the Administrative Agent, to secure the Term Loan. Thereafter, no later than January 31, 2003, the Borrower shall make an additional mandatory prepayment of the outstanding principal balance of the Term Loan in the amount of $1,000,000.00 or, alternatively, shall pledge to the Collateral Agent not less than $1,000,000.00 in additional cash collateral, in form and substance acceptable to the Administrative Agent, to further secure the Term Loan.

                        2. The Borrower shall execute, and shall cause each of
            the Guarantors to execute, any and all documents and instruments required by the Administrative Agent in connection with the foregoing, including without limitation, if the Borrower elects to pledge cash collateral to the Collateral Agent in accordance with paragraph 1 above, a pledge agreement and other required security documents, all in form and substance acceptable to the Administrative Agent.

                        3. The Borrower shall pay to the Administrative Agent,
            concurrently with the acceptance of this letter agreement, a forbearance fee in an amount equal to 0.25% (25 basis points) multiplied by the aggregate Commitments, such fee being for the account of each Lender and payable pro rata based on the ratio of such Lender's Commitment to the aggregate of all such Lenders' Commitments.

                        4. The Borrower and each of the Guarantors, by
            acceptance of this letter agreement, jointly and severally, on behalf of themselves and their respective legal representatives, successors and assigns, fully, finally and irrevocably release the Administrative Agent, the Collateral Agent, the Lenders and their respective officers, directors, affiliates, subsidiaries, parents, representatives, agents, attorneys, employees, predecessors, successors and assigns (collectively, the "Released Parties") from any and all defenses, counterclaims, offsets, cross-claims, claims and demands of any kind or nature existing as of the date of acceptance hereof, including without limitation, any usury or lender liability claims or defenses, whether known or unknown and whenever and howsoever arising, relating in any way to the Loans, the Loan Documents or any past relationship between the Borrower and/or such Guarantors and the Released Parties.

                        5. The Borrower shall pay all of the Administrative
            Agent's legal fees and costs incurred in connection with the preparation, negotiation and execution of all documentation required above.


            The forbearance set forth above shall be applicable until November 23, 2002 only. Commencing on November 23, 2002, unless the Administrative Agent and the Lenders have agreed in writing to extend the forbearance period or to modify or waive the provisions of Section 5.12 of the Loan Agreement, the Borrower shall be in full compliance with the provisions of said Section and, if the Borrower is not in full compliance with the provisions of said Section, the same shall constitute, in the sole discretion of the Required Lenders, an Event of Default under the Loan Agreement. Notwithstanding the foregoing provisions, the forbearance contemplated hereby shall be automatically withdrawn and shall no longer be binding upon the Administrative Agent or the Lenders in the event the Borrower fails to timely comply with the conditions set forth in each of paragraphs 1, 2, 3 and 5 above.

            Each of the Loan Documents are and shall remain valid, legally binding obligations of Borrower and the Guarantors, enforceable in accordance with their terms and, except as provided in paragraph 1 above, the provisions hereof do not alter, amend or supersede any of the provisions of such Loan Documents and shall not be deemed to be a novation. The Loan Documents shall continue to govern the Loans until such time as the Administrative Agent, the Lenders and the Borrower agree (if at all) to enter into any documents formally modifying or amending the Loan Documents. Nothing contained herein waives or excuses any present or future default under the Loan Documents.

            The acceptance by the Borrower and each of the Guarantors of the terms and conditions hereof has been duly authorized by all requisite action, corporate or otherwise. In the event that the Borrower and/or the Guarantors do not accept the provisions hereof by placing an "X" by the selected prepayment or cash collateral option in the space provided below for such purpose, executing this letter agreement in the spaces provided below for such purpose and returning same to the Administrative Agent by 5:00 p.m. (Orlando time) on October 25, 2002, the offer of the Administrative Agent and the Lenders to provide the forbearance set forth herein shall be withdrawn and void.

            To acknowledge your agreement to the terms and conditions upon which the Administrative Agent and the Lenders will grant the forbearance set forth above, please provide for execution by all required parties in the spaces provided below. Following full execution, return the acknowledged copy to me by telecopy (407-237-4076) and the original by regular mail. If you have any questions, please feel free to call.


                                       SUNTRUST BANK,
                                       as Administrative Agent, as
                                       Collateral Agent, as Issuing Bank
                                       and as a Lender


                                       By:    /s/ Edward E. Wooten
                                           -------------------------------------
                                       Name:  Edward E. Wooten
                                       Title: Director

Accepted and agreed to as of the 24th day of October, 2002.

FPIC INSURANCE GROUP, INC.


By: /s/ Kim D. Thorpe
    -----------------------------------------------
Name:   Kim D. Thorpe
Title:  Executive Vice President
and Chief Financial Officer


Additionally, the Borrower hereby selects the following option:

________________      To make mandatory prepayments of the outstanding principal balance of the Term Loan in the aggregate amount of $3,000,000.00 in accordance with the terms and conditions set forth above; or

X                     To pledge not less than $3,000,000.00 in cash collateral
________________      to the Collateral Agent, in form and substance
                      acceptable to the Administrative Agent, to secure the Term Loan in accordance with the terms and conditions set forth above.

Accepted and agreed to as of the 24th day of October, 2002.

FPIC INSURANCE AGENCY, INC.
EMPLOYERS MUTUAL, INC.
PROFESSIONAL STRATEGY OPTIONS, INC.
ADMINISTRATORS FOR THE PROFESSIONS, INC.
GROUP DATA CORPORATION
FPIC INTERMEDIARIES, INC.


By: /s/ Kim D. Thorpe
    -----------------------------------------------
Name:  Kim D. Thorpe
Title: Vice President
(On behalf of each named entity)

Agreed to as of the 25th day of October, 2002:

COMPASS BANK


By: /s/ C. French Yarbrough, Jr.
    -----------------------------------------------
Name:    C. French Yarbrough, Jr.
Title:   Senior Vice President

Agreed to as of the ____ day of October, 2002:

BROWN BROTHERS HARRIMAN & CO.


By: /s/ W. Carter Sullivan
    -----------------------------------------------
Name:    W. Carter Sullivan
Title:   Partner

Agreed to as of the 28th day of October, 2002:

REGIONS BANK


By: /s/ Anthony Nigro
    -----------------------------------------------
Name:    Anthony Nigro
Title:   Vice President

Agreed to as of the 28th day of October, 2002:

CAROLINA FIRST BANK


By: /s/ Charles D. Chamberlain
    -----------------------------------------------
Name:    Charles D. Chamberlain
Title:   Executive Vice President